UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)
(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Capital Market
Warrants, every thirty warrants exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On June 26, 2025, Xos Fleet, Inc., a wholly owned subsidiary of Xos, Inc. (together with Xos Fleet, Inc. and its other consolidated subsidiaries, the “Company”), entered into Executive Employment Agreements (the "Employment Agreements") with Dakota Semler, the Company's Chief Executive Officer, and Giordano Sordoni, the Company's Chief Operating Officer (together, the "Executive Employees"). The Employment Agreements supersede and replace, as applicable: (i) the offer letter between Dakota Semler and Xos Fleet, Inc. (f/k/a Thor Trucks Inc.), dated September 6, 2016; and (ii) the offer letter between Giordano Sordoni and Xos Fleet, Inc. (f/k/a Thor Trucks Inc.), dated September 7, 2016.

Other than certain compensation in connection with a qualifying termination as described below, the Employment Agreements generally provide for the same terms of employment as the Executive Employees were subject to immeditely prior to entering such Employment Agreements, including without limitation: annualized base salaries of $450,000; an annual short-term incentive compensation plan with target amounts equal to 100% of base salary; equity awards at the discretion of the board; and certain other benefits and perquisites.

In the event an Executive Employee's employment is terminated for any reason, the Executive Employee shall be paid all accrued but unpaid base salary and accumulated but unused paid time off, and reimbursement for any business expenses incurred by the Executive Employee and not yet reimbursed as of the date of termination (collectively, the "Accrued Payments").

In addition to the Accrued Payments, in the event an Executive Employee's employment is terminated by the Company without Cause (as defined in the Employment Agreements) or by the Executive Employee either with Good Reason (as defined in the Employment Agreements) or within six months prior to, or twenty-four months after, a Change in Control or Corporate Transaction (as such terms are defined in the Company's 2021 Equity Incentive Plan, as amended (the "2021 Plan")), then, subject to conditions including the Executive Employee's compliance with his Employment Agreement and entry into a release and waiver, the Company shall provide the terminated Executive Employee with the following severance benefits:
(1)    Cash severance payments equal to (i) twelve (12) months of base salary plus (ii) the greater of (A) the average short term incentive plan ("STIP") bonus earned by the Executive Employee in the two prior years and (B) 100% of the target annual STIP bonus for the current fiscal year;

(2)    Payment of a severance amount in lieu of any target performance bonus of no less than 100% of base salary (the "Target Bonus") equal to the Target Bonus the Executive Employee would have earned had they achieved all objective and subjective performance conditions for the year in which their employment was terminated (or, if no Target Bonus was established for that year, then the Target Bonus for the last performance year during which the Executive Employee had a Target Bonus), prorated for the portion of the year that the Executive Employee remained employed (the "Pro-Rata Bonus Amount");

(3)    Payment of the Executive Employee's health care insurance premiums for six months for an individual plan purchased by the Executive Employee, or up to twelve months if the Executive Employee elects continuation coverage under COBRA; and

(4)    All of the Executive Employee's unvested equity awards (the "Awards") under the 2021 Plan will accelerate and vest, and any Performance Awards (as defined in the 2021 Plan) that have multiple vesting levels depending on the level of performance will accelerate at 100% of the target level.

In the event an Executive Employee's employment is terminated due to the Executive Employee's death or Disability (as defined in the Employment Agreements), the Executive Employee (or his estate) will receive the Accrued Payments and the Pro-Rata Bonus Amount, and all such Executive Employee's Awards under the 2021 Plan shall continue to vest for a period of twelve months following the date of such termination.

The Employment Agreements also clarify that the temporary reductions in salary accepted by Messrs. Semler and Sordoni effective October 28, 2024, as adjusted by the Compensation Committee of the Company's board of directors on May 9, 2025, only reduce the actual monthly salaries to be paid to such Executive Employees and have no effect on the rate of base salary used to calculate any other benefits, including without limitation the amounts of target bonuses and the amounts of any payments due upon termination of employment.

Copies of the Employment Agreements between the Company and each of Messrs. Semler and Sordoni are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Employment Agreement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 24, 2025, Xos, Inc., (the “Company”) virtually held its 2025 annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting virtually or by proxy were the holders of 5,055,943 shares of common stock of the Company, representing 60.85% of the 8,307,823 shares of common stock outstanding as of the close of business on April 25, 2025, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 12, 2025. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

1.    To elect two Class I directors to hold office until the Company’s 2028 Annual Meeting of stockholders. The votes regarding the election of the director nominees were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ed Rapp	3,489,533	170,529	1,395,881
Michael Richardson	3,499,197	160,865	1,395,881

Based on the votes set forth above, the director nominees were duly elected.

2.    To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year 2025. The votes regarding the ratification of such appointment were as follows:

For	Against	Abstentions	Broker Non-Votes
4,765,757	28,398	261,788	—

Based on the votes set forth above, the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2025 was duly ratified.

3.    To approve the 2025 Amendment to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan to increase the aggregate number of shares of the Company’s common stock reserved for issuance under the 2021 Equity Incentive Plan by 3,100,000 shares. The votes regarding the 2025 Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
3,315,487	337,578	6,997	1,395,881

Based on the votes set forth above, the stockholders approved the 2025 Amendment to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between Xos Fleet, Inc. and Dakota Semler, dated as of June 26, 2025.
10.2	Executive Employment Agreement between Xos Fleet, Inc. and Giordano Sordoni, dated as of June 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2025

XOS, INC.

By:	/s/ Dakota Semler
Dakota Semler
Chief Executive Officer